EXHIBIT 10.1
FORM OF 2016 CASH-BASED LONG-TERM INCENTIVE AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is between HEXION INC., a New Jersey corporation (the “Company”), and the Participant set forth on the signature page to this Agreement (the “Participant”).

WHEREAS, the Company’s indirect parent, Hexion Holdings LLC, (“Parent”) maintains the Momentive Performance Materials Holdings LLC Long-Term Cash Incentive Plan adopted November 25, 2013 and Amended November 4, 2014 (the “Plan”) for the benefit of employees of its subsidiaries, including the Company; and

WHEREAS, the Company has agreed to grant to the Participant, a cash-based long-term incentive award (the “Award”) pursuant to the Plan on the terms and subject to the conditions set forth in this Agreement and the Plan;

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1.The Plan.

The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of this Agreement shall control. A copy of the Plan may be obtained from the Company by the Participant upon request. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan.

Section 2.Defined Terms

(a)Target Award means, the amount and currency set forth on the signature page hereto.

(b)    EBITDA (sometimes also referred to by the Company as Segment EBITDA) stands for earnings before interest, taxes, depreciation and amortization, adjusted to exclude certain non-cash, certain other income and expenses and discontinued operations for the relevant period as reported on the Company’s financial statements.
(c)    EBITDA Trigger Achievement means, any four sequential fiscal quarters at the end of which an EBITDA of $[xxx], $[xxy] or $[xxz] is achieved.
(d)    Maintenance Period means, the two fiscal quarters following an EBITDA Trigger Achievement during which the achieved EBITDA target must be maintained.

Section 3.Grant of Cash-Based Award.

Subject to the conditions of the Plan and this Agreement, the Company hereby grants to the Participant a cash-based long-term incentive award in the amount of the Target Award, payable based upon the Participant’s continued employment with the Company or one of the Company’s subsidiaries.

Section 4.Conditions to Payment of Award.

Participant’s right to any payment of the award is subject to the requirements described below. Subject to Participant not having a Termination of Relationship prior to the payment date:

(a)    {$/%} of the Target Award will be payable on [DATE].

(b)    {$/%} of the Target Award will be payable on [DATE].

(c) {$/%} of the Target Award will be payable following an EBITDA Trigger Achievement of $[xxx million] which is maintained during the Maintenance Period, subject to subsection (f) below.

(d) {$/%} of the Target Award will be payable following an EBITDA Trigger Achievement of $[xxy million] which is maintained during the Maintenance Period, subject to subsection (f) below.
(e)    {$/%} of the Target Award will be payable following an EBITDA Trigger Achievement of $[xxz million] which is maintained during the Maintenance Period, subject to subsection (f) below.
(f)    In no event will a performance award achieved under subsections (c), (d) or (e) above be paid prior to [DATE].
(g) The measurement period for the achievement of the EBITDA targets begins [DATE], and runs through fiscal year end 2020. The Plan will terminate if the EBITDA targets established for the performance-based portion of the awards have not been achieved by fiscal year-end 2020.
(h)    In order to be eligible to receive any payment of an award under this Agreement, Participant must be actively employed with the Company or one of the Company’s subsidiaries on the date that payment occurs.
(i)    All payments made under the Plan will be subject to any and all applicable income, employment and other tax withholding requirements.
(j)    Subject to subsection (f) above, performance awards earned under subsections (c), (d) or (e) above will be paid as soon as reasonably practicable, generally within 90 days following the end of the Maintenance Period. Prior to any payout of a performance award, achievement of the EBITDA Trigger must be approved by Parent’s Audit Committee. All payments under the Plan must be approved in advance by Parent’s Compensation Committee.
Section 5.Construction.

It is intended that any amounts payable under this Agreement and the Company’s and the Participant’s exercise of authority or discretion hereunder shall comply with and avoid the imputation of any tax, penalty or interest under Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

Section 6.Change of Control.

Notwithstanding section 3 (a) and (b) above, if a Complete Change in Control (as defined in the Company’s 2011 Equity Incentive Plan) occurs prior to [DATE], the service component of the award (but not the EBITDA performance requirement) will be deemed satisfied upon completion of the Complete Change in Control. For purposes of clarity, if the Complete Change in Control occurs before the EBITDA target is achieved, the performance condition of the award will not be accelerated.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date specified below.

THE COMPANY:
HEXION INC.

By:    _____________________________
Name:    _____________________________
Title:    _____________________________
Date:    ______________

By signing below, you acknowledge having received the Plan document and you further agree to be bound by the terms and conditions of the Plan and this Agreement.

Your participation is contingent upon your acknowledgement and agreement to the provisions of this Plan and Agreement, as indicated by your signing below and returning the signed Agreement by email to equityadmin@hexion.com by the close of business on {RETURN DATE}.

THE PARTICIPANT:

By:    ____________________________

Name:     ____________ ___
Title:     ____
Date:     _____________

Last address on the records of the Company:

Target Award: {AMOUNT} {CURR}